Exhibit 99.1

LKQ Corporation Achieves S&P Investment Grade Rating of ‘BBB-’ with Stable Outlook

Chicago, IL (April 19, 2022) -- LKQ Corporation (Nasdaq: LKQ), a leading provider of alternative and specialty parts to repair and accessorize automobiles, announced that S&P Global Ratings (“S&P”) raised the Company’s issuer credit rating to an investment grade rating of ‘BBB-‘ from ‘BB+’. Additionally, S&P raised the Company’s issuer-level rating on its unsecured debt to 'BBB-' from 'BB+'. S&P’s rating outlook for LKQ Corporation is stable.

“Achieving investment grade status with S&P is further validation of our Operational Excellence program that we launched in 2019. The success of this program has supported our ability to deliver record financial results under difficult conditions, strengthen our balance sheet and execute a disciplined capital allocation strategy,” said Varun Laroyia, Executive Vice President and Chief Financial Officer. “The immediate implication of the upgrade is that collateral requirements fall off our senior secured revolving credit facility. With this upgraded rating, we expect the Company over time to continue to drive higher levels of free cash flow to invest in growing our business and returning capital to stockholders.”

About LKQ Corporation

LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles. LKQ has operations in North America, Europe and Taiwan. LKQ offers its customers a broad range of OE recycled and aftermarket parts, replacement systems, components, equipment, and services to repair and accessorize automobiles, trucks, and recreational and performance vehicles.

Forward Looking Statements

Statements and information in this press release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are made pursuant to the “safe harbor” provisions of such Act.

Forward-looking statements include, but are not limited to, statements regarding our outlook, guidance, expectations, beliefs, hopes, intentions and strategies. These statements are subject to a number of risks, uncertainties, assumptions and other factors including those identified below. All forward-looking statements are based on information available to us at the time the statements are made. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should not place undue reliance on our forward-looking statements. Actual events or results may differ materially from those expressed or implied in the forward-looking statements. The risks, uncertainties, assumptions and other factors that could cause actual events or results to differ from the events or results predicted or implied by our forward-looking statements include, among others, major events affecting the bond markets, changes in interest rates, changes in our cash position or cash requirements for other purposes, general market conditions, and other factors discussed in our filings with the SEC, including those disclosed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2021 and in our subsequent Quarterly Reports on Form 10-Q. These reports are available on our investor relations website at lkqcorp.com and on the SEC website at sec.gov.

Contact:
Joseph P. Boutross
Vice President, Investor Relations
LKQ Corporation
(312) 621-2793
jpboutross@lkqcorp.com
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